EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our reports dated January 24, 1996, included and incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of BioCryst Pharmaceuticals, Inc. for the registration of 2,300,000 shares of its common stock.

                                                /s/ Ernst & Young LLP

Birmingham, Alabama
June 25, 1996